UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: November 7, 2023

(Date of earliest event reported)

TITAN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13341	94-3171940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

650-244-4990

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TTNP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 7, 2023, Titan Pharmaceuticals, Inc. (the “Company”) received formal notice from The Nasdaq Stock Market LLC (“Nasdaq”) that the Nasdaq Hearings Panel (the “Panel”) has granted the Company’s request for continued listing on The Nasdaq Capital Market, subject to (i) the Company evidencing compliance with the $2.5 million stockholders’ equity requirement upon the filing of the Form 10-Q for the quarter ended September 30, 2023 with the Securities and Exchange Commission by November 14, 2023, and (ii) the Company evidencing compliance with the minimum bid price requirement by February 1, 2024.

On November 14, 2023, the Company filed its quarterly report on Form 10-Q evidencing compliance with the $2.5 million stockholders’ equity requirement. To evidence compliance with the minimum bid price requirement, the Company must evidence a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days prior to February 1, 2024. The Company is taking definitive steps to timely evidence compliance with the minimum bid price requirement; however, there can be no assurance that the Company will be able to do so.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ David E. Lazar
David E. Lazar Chief Executive Officer

Date: November 15, 2023

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